EXHIBIT 11.1

STATEMENT REGARDING COMPUTATION OF PER EARNINGS SHARE

	Basic EPS number of shares	Diluted EPS number of shares	Net Income	Basic EPS	Diluted EPS

12 months ended December 31, 2003	9,566,059	9,875,141	$6,925,219	$0.72	$0.70
12 months ended December 31, 2004	9,695,500	10,054,691	$8,214,527	$0.85	$0.82
12 months ended December 31, 2005	10,103,074	10,747,097	$11,295,368	$1.12	$1.05

12 months ended December 31, 2003	Basic		Diluted

Average Shares Outstanding	9,566,059		9,566,059
Options - Plan 2		13,200
Average Option Price		$5.88
Total Exercise Cost		$77,616
Shares Repurchased		5,836
Net Shares from Option - Plan 2			7,364

Options - Plan 3		401,144
Average Option Price		$6.94
Total Exercise Cost		$2,783,939
Shares Repurchased		209,319
Net Shares from Option - Plan 3			191,825

Options - Plan 4		542,500
Average Option Price		$12.13
Total Exercise Cost		$6,580,525
Shares Repurchased		494,776
Net Shares from Option - Plan 4			47,724

Options - Plan 5		327,057
Average Option Price		$11.85
Total Exercise Cost		$3,875,625
Shares Repurchased		291,400
Net Shares from Option - Plan 5			35,657

Options - EFA Non-qualified		90,236
Average Option Price		$10.13
Total Exercise Cost		$914,091
Shares Repurchased		68,729
Net Shares from Option - EFA Non-qualified			21,507

Options - CGB Qualified		17,568
Average Option Price		$10.73
Total Exercise Cost		$188,505
Shares Repurchased		14,173
Net Shares from Option - CGB Qualified			3,395

Options - CGB Non-qualified		10,816
Average Option Price		$11.32
Total Exercise Cost		$122,437
Shares Repurchased		9,206
Net Shares from Option - CGB Non-qualified			1,610

Options - Moneta		186,496
Average Option Price		$12.43
Total Exercise Cost		$2,318,145
Shares Repurchased		174,297
Net Shares from Option - Moneta			0

Stock Appreciation Rights		65,916
Average Stock Appreciation Rights Price		$11.91
Total Exercise Cost		$785,060
Shares Repurchased		59,027
Net Shares from Stock Appreciation Rights			0

Additional Grant (July 1)		5,455
		13.65
		$74,459
		5,598

Gross Shares	9,566,059		9,875,141

Price		$13.30

Moneta options and Stock Appreciation Rights are anti-dilutive due to the impact of adjusting net income for the expense associated with each plan during the year.

12 months ended December 31, 2004	Basic		Diluted

Average Shares Outstanding	9,695,500		9,695,500
Options - Plan 2		13,200
Average Option Price		$5.88
Total Exercise Cost		$77,616
Shares Repurchased		5,287
Net Shares from Option - Plan 2			7,913

Options - Plan 3		316,913
Average Option Price		$7.43
Total Exercise Cost		$2,354,664
Shares Repurchased		160,399
Net Shares from Option - Plan 3			156,514

Options - Plan 4		546,413
Average Option Price		$12.30
Total Exercise Cost		$6,720,880
Shares Repurchased		457,826
Net Shares from Option - Plan 4			88,587

Options - Plan 5 - Omnibus		450,853
Average Option Price		$12.25
Total Exercise Cost		$5,522,949
Shares Repurchased		376,223
Net Shares from Option - Plan 5			74,630

Options - EFA Non-qualified		86,571
Average Option Price		$10.10
Total Exercise Cost		$874,367
Shares Repurchased		59,562
Net Shares from Option - EFA Non-qualified			27,009

Options - CGB Qualified		498
Average Option Price		$11.67
Total Exercise Cost		$5,812
Shares Repurchased		396
Net Shares from Option - CGB Qualified			102

Options - Moneta		194,994
Average Option Price		$12.48
Total Exercise Cost		$2,433,525
Shares Repurchased		165,771
Net Shares from Option - Moneta			0

Stock Appreciation Rights		22,930
Average Stock Appreciation Rights Price		$11.84
Total Exercise Cost		$271,491
Shares Repurchased		18,494
Net Shares from Stock Appreciation Rights			4,436

Gross Shares	9,695,500		10,054,691
Average Market Price		$14.68

Moneta options are anti-dilutive due to the impact of adjusting net income for the expense associated with the plan during the year.

12 months ended December 31, 2005	Basic		Diluted

Average Shares Outstanding	10,103,074		10,103,074
Options - Plan 2		9,150
Average Option Price		$6.11
Total Exercise Cost		$55,907
Shares Repurchased		2,652
Net Shares from Option - Plan 2			6,498

Options - Plan 3		158,873
Average Option Price		$8.71
Total Exercise Cost		$1,383,784
Shares Repurchased		65,644
Net Shares from Option - Plan 3			93,229

Options - Plan 4		436,330
Average Option Price		$12.37
Total Exercise Cost		$5,397,402
Shares Repurchased		256,044
Net Shares from Option - Plan 4			180,286

Options - Plan 5 - Omnibus		399,830
Average Option Price		$12.13
Total Exercise Cost		$4,849,938
Shares Repurchased		230,073
Net Shares from Option - Plan 5			169,757

Options - EFA Non-qualified		18,904
Average Option Price		$10.00
Total Exercise Cost		$189,040
Shares Repurchased		8,968
Net Shares from Option - EFA Non-qualified			9,936

Options - Moneta		189,256
Average Option Price		$12.43
Total Exercise Cost		$2,352,452
Shares Repurchased		111,596
Net Shares from Option - Moneta			77,660

Stock Appreciation Rights		7,800
Average Stock Appreciation Rights Price		$11.53
Total Exercise Cost		$89,934
Shares Repurchased		4,266
Net Shares from Stock Appreciation Rights			0

Restricted Share Units			106,657

Gross Shares	10,103,074		10,747,097
Average Market Price		$21.08

Stock Appreciation Rights are anti-dilutive due to the impact of adjusting net income for the expense associated with the plan during the year.